EXHIBIT 24.3.3.

                                   CONSENT OF

                          MENDOZA BERGER & COMPANY, LLP

                             DATED NOVEMBER 21, 2003

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Registration Statement of MSTG Solutions, Inc. on Form SB-2 - Amendment No. 4 of our report, dated November 15, 2002, except Notes 3, 5 and 6, which are dated February 27, 2003, and Notes 2, 7, and 9, which are dated August 5, 2003, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the captions "Experts" in such Prospectus.


/s/    Mendoza Berger & Company, LLP
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MENDOZA BERGER & COMPANY, LLP
CERTIFIED PUBLIC ACCOUNTANTS

Irvine, California
November 21, 2003